Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in EDAP TMS S.A.’s Annual Report on Form 20-F for the year ended December 31, 2016.

Lyon, France, April 5, 2017

PricewaterhouseCoopers Audit

Represented by

/s/ Elisabeth L’hermite

Elisabeth L’hermite